Exhibit 10.2

SALE, CONTRIBUTION AND MASTER PARTICIPATION AGREEMENT

between

FLAT ROCK CAPITAL CORP.,

as Seller

and

FRC FUNDING I, LLC,

as Purchaser

Dated as of October 12, 2018

SCHEDULES

Schedule A	Schedule of Collateral Loans
Schedule B	Form of Purchase Notice

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This SALE, CONTRIBUTION AND MASTER PARTICIPATION AGREEMENT, dated as of October 12, 2018 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between FLAT ROCK CAPITAL CORP., a Maryland corporation, as seller (in such capacity, the “Seller”) and FRC FUNDING I, LLC, a Delaware limited liability company, as purchaser (in such capacity, the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Purchaser desires to purchase from the Seller certain loans and related assets on the Closing Date and from time to time thereafter;

WHEREAS, the Seller desires to sell and assign such loans and related assets to the Purchaser on the Closing Date and from time to time thereafter;

WHEREAS, the Seller may also wish to contribute certain loans and related assets as capital to the Purchaser on the Closing Date and from time to time thereafter;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

Article I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Loan and Security Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), by and among the Purchaser, as borrower, Seller, as servicer, the lenders from time to time party thereto, State Bank and Trust Company, as agent, and AloStar Capital Finance, as lead arranger and bookrunner.

“Agreement” has the meaning set forth in the preamble hereto.

“Collateral Loan” means a Bank Loan.

“Convey” means to sell, transfer, assign, contribute or otherwise convey assets hereunder.

“Conveyance” means each purchase and sale of a Collateral Loan under this Agreement.

“Indemnified Amounts” has the meaning set forth in Section 2.3.

“Indemnified Party” has the meaning set forth in Section 2.3.

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“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Participation” has the meaning set forth in Section 2.2(a).

“Purchase Date” means the Closing Date and each other date designated as a “Purchase Date” in a Purchase Notice.

“Purchase Notice” has the meaning set forth in Section 2.1(b).

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser” has the meaning set forth in the preamble hereto.

“Related Documents” means, with respect to any Collateral Loan, all agreements or documents evidencing, securing, governing or giving rise to such Collateral Loan.

“Related Security” means (a) all cash collections, distributions, payments or other amounts received by the Seller from any Person in respect of any Transferred Collateral Loan on or after the related Purchase Date; (b) all Related Documents; (c) all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights and other supporting obligations relating to a Transferred Collateral Loan (in each case, as defined in the UCC); (d) all securities, loans and investments and all other property of any type or nature in which the Seller has an interest relating to a Transferred Collateral Loan; (e) all Liens, property, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Transferred Collateral Loan; and (f) all proceeds of the foregoing.

“Repurchase Amount” means, for any Warranty Collateral Loan for which a payment or substitution is being made pursuant to this Agreement as of any time of determination, the sum of the greater of (a) an amount equal to the purchase price paid by the Purchaser for such Collateral Loan (excluding purchased accrued interest), plus any accrued and unpaid interest thereon, less all payments of principal received in connection with such Collateral Loan since the Purchase Date thereof and (b) the Value of such Collateral Loan.

“Schedule of Collateral Loans” has the meaning set forth in Section 2.1(a).

“Seller” has the meaning set forth in the preamble hereto.

“Transferred Assets” means, collectively, the Transferred Collateral Loans and Related Security that are Conveyed by the Seller to the Purchaser hereunder (including, for the avoidance of doubt any Participation with respect thereto).

“Transferred Collateral Loans” means each Collateral Loan that is Conveyed from the Seller to the Purchaser pursuant to the terms of this Agreement.

“Warranty Collateral Loans” has the meaning set forth in Section 6.1.

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Section 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9. The term “including” when used in this Agreement means “including without limitation.”

Section 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

Article II

CONVEYANCES OF TRANSFERRED ASSETS

Section 2.1 Conveyances.

(a) On the terms and subject to the conditions set forth in this Agreement, the Seller agrees to Convey to the Purchaser on the Closing Date, and the Purchaser agrees to purchase from the Seller on the Closing Date, all of the Seller’s right, title and interest in and to each Collateral Loan listed on Schedule A to this Agreement (as such schedule may be amended, supplemented, updated or otherwise modified from time to time, the “Schedule of Collateral Loans”), together with all other Related Security and all proceeds of the foregoing.

(b) In the event the Purchaser agrees to acquire additional Collateral Loans (including the Related Security) from the Seller after the Closing Date, the Purchaser shall deliver written notice thereof to the Seller and the Agent substantially in the form set forth in Schedule B to this Agreement (each, a “Purchase Notice”), designating the Purchase Date of the proposed Conveyance and attaching a supplement to the Schedule of Collateral Loans identifying the additional Collateral Loans and Related Security proposed to be Conveyed. On the terms and subject to the conditions set forth in this Agreement and the Loan Agreement, the Seller may Convey to the Purchaser, and the Purchaser may purchase, on the applicable Purchase Date, all of the Seller’s right, title and interest in and to each Collateral Loan then reported by the Seller on the Schedule of Collateral Loans attached to the related Purchase Notice, together with all other Related Security and all proceeds of the foregoing.

(c) It is the express intent of the Seller and the Purchaser that each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale and/or contribution of such Transferred Assets by the Seller to the Purchaser. Further, it is not the intention of the Seller and the Purchaser that any purchase be deemed a grant of a security interest in the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, notwithstanding the intent of the parties, if the Conveyances hereunder are characterized as loans and not as sales and/or contributions, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other applicable law and (ii) the Conveyances by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest in, to and under all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, such Transferred Assets and all proceeds of the foregoing. The Purchaser and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees and under the other Transaction Documents, all the rights and remedies of a secured party under any applicable UCC.

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The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement. The Seller represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code.

(d) On or prior to the Closing Date, the Seller agrees that a financing statement or statements with respect to the Transferred Assets that are Conveyed by the Seller hereunder from time to time meeting the requirements of applicable state law may be filed by Purchaser (at Seller’s expense) or Purchaser’s agents in the jurisdiction of the Seller’s organization to perfect and protect the interests of the Purchaser created hereby under the UCC against all creditors of, and purchasers from, the Seller.

(e) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Purchaser may reasonably request, in order to perfect or protect the interest of the Purchaser in the Transferred Assets purchased hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller agrees that Purchaser may, in order to accurately reflect the Conveyances contemplated by this Agreement, file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be reasonably requested by the Purchaser and mark its master computer records (or related sub-ledger) noting the purchase by the Purchaser of the Transferred Assets and the Lien of the Agent pursuant to the Loan Agreement. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(f) Each of the Seller and the Purchaser agree that prior to any Conveyance of any Transferred Asset hereunder, the Purchaser has no rights to or claim of benefit from any such Transferred Asset.

(g) Notwithstanding any language to the contrary contained herein, no Conveyance constitutes or is intended to result in a creation or assumption by the Purchaser, of any right or obligation of the Seller as lead agent, collateral agent or paying agent under any Collateral Loan originated as part of a syndicated loan transaction.

(h) Each Conveyance under this Agreement shall be without recourse except as otherwise expressly provided in this Agreement.

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Section 2.2 Actions Pending Completion of Assignments of Collateral Loans.

(a) With respect to any Collateral Loans identified on the Schedule of Collateral Loans as “participations”, pending the receipt of any required consents to, and the effectiveness of, the assignment of each such Collateral Loan from the Seller to the Purchaser in accordance with the applicable Underlying Documents, on the applicable Purchase Date the Seller hereby sells to the Purchaser an undivided 100% participation in such Collateral Loan and the related Transferred Assets (each, a “Participation”). The Participations will not include any rights that are not permitted to be participated pursuant to the terms of the Underlying Documents. Except as specifically provided in this Agreement, such sale of the Participations shall be without recourse to the Seller (including, without limitation, with regard to collectability), and shall constitute an absolute sale of each such Participation. Each of the Participations has the following characteristics: (i) the Participation represents an undivided participating interest in 100% of Seller’s interest in such underlying Collateral Loan and its proceeds; (ii) the Seller does not provide any guaranty of payments to the holder of the Participation or other form of recourse (except as specifically provided in this Agreement) or credit support; and (iii) the Participation represents a pass through of all of the payments made on the Collateral Loan and will last for the same length of time as such Collateral Loan. For the avoidance of doubt, each Participation will terminate automatically upon the settlement of the assignment of the underlying Collateral Loan.

(b) Each party shall use commercially reasonable efforts to, as soon as reasonably practicable after the applicable Purchase Date, but in any event no later than 60 days after such Purchase Date, cause the Purchaser to become a lender under the underlying instrument with respect to the Seller’s interest in the applicable Collateral Loan subject to the Participation and take such action as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of the underlying instrument and consistent with the terms of this Agreement.

(c) Pending settlement of the assignment of a Collateral Loan in accordance with the applicable underlying instruments, the Seller shall comply with any written instructions provided to the Seller by or on behalf of the Purchaser with respect to voting rights to be exercised by holders of the applicable Collateral Loan, other than with respect to any voting rights that are not permitted to be participated pursuant to the terms of the applicable underlying instrument (and such restrictions, requirements or prohibitions are hereby incorporated by reference as if set forth herein).

Section 2.3 Indemnification. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller agrees to indemnify on an after-tax basis the Purchaser and its successors, transferees, and assigns (including each Secured Party) and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of any acts or omissions of the Seller and relating to this Agreement and the transactions contemplated hereby, excluding, however, (a) Indemnified Amounts in respect of any Transferred Asset due to the creditworthiness of the related Portfolio Company, (b) Indemnified Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party or its agent or subcontractor, (c) except as otherwise specifically provided herein, non-payment by any Portfolio Company of an amount due and payable with respect to a Transferred Asset or (d) any Excluded Taxes.

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Article III

CONSIDERATION AND PAYMENT; REPORTING

Section 3.1 Purchase Price. The purchase price (the “Purchase Price”) for the Transferred Assets Conveyed on each Purchase Date shall be a dollar amount equal to the fair market value of such Transferred Assets as of such date and shall be (i) on terms no less favorable to the Purchaser than would be the case if the Seller were not an Affiliate of the Purchaser and (ii) effected in accordance with Applicable Law.

Section 3.2 Payment of Purchase Price. The Purchase Price shall be paid on the related Purchase Date (a) by payment in cash in immediately available funds; and (b) if Purchaser does not have sufficient funds to pay the full amount of the Purchase Price (after taking into account the proceeds the Purchaser expects to receive in the form of Loans under the Loan Agreement) by the Seller making a capital contribution to the Purchaser in an amount equal to the remaining portion of the Purchase Price not paid in cash pursuant to clause (a) above.

Section 3.3 Title. Upon the payment of the Purchase Price with respect to any Conveyance, title to the Transferred Assets that are the subject of such Conveyance (or if applicable a Participation therein) shall vest in the Purchaser, whether or not the conditions precedent to such Conveyance and other covenants and agreements contained herein were in fact satisfied; provided that the Purchaser shall not be deemed to have waived any claim it may have under this Agreement or the Transaction Documents for the failure by the Seller in fact to satisfy any such condition precedent, covenant or agreement.

Article IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Closing Date and as of each Purchase Date:

(a) Due Organization. The Seller is a corporation duly organized and validly existing under the laws of the State of Maryland, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

(b) Due Qualification and Good Standing. The Seller is in good standing in the State of Maryland. The Seller is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Transaction Documents to which it is a party and its Organic Documents, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

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(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Seller of, and the performance of its obligations under the Transaction Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d) Non-Contravention. None of the execution and delivery by the Seller of this Agreement or the other Transaction Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a breach or violation of, or constitute a default under its Organic Documents, (ii) conflict with or contravene (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Security, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), except in each case, where such conflicts, breaches, violations or defaults could not reasonably be expected to have a Material Adverse Effect.

(e) Compliance with Agreements, Laws, Etc. The Seller has duly observed and complied in all material respects with all Applicable Laws relating to the conduct of its business and its assets. The Seller has preserved and kept in full force and effect its legal existence. The Seller has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, to the extent applicable, the Seller is in compliance in all material respects with the Anti-Terrorism Laws, and neither the Seller nor, to the Seller’s knowledge, any investor in the Seller is a Person whose name appears on the “List of Specially Designated Nationals” and “Blocked Persons” maintained by the OFAC.

(f) Place of Business. The principal place of business and chief executive office of the Seller, and the offices where the Seller keeps all its records, are located at its address specified in Section 8.3, or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed. There are currently no, and during the past four months (or such shorter time as the Seller has been in existence) there have not been, any other locations where the Seller is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located).

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(g) Backup Security Interest. In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then this Agreement creates a valid and continuing Lien on the Transferred Assets in favor of the Purchaser and the Agent, as assignee, for the benefit of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC, and is enforceable as such against creditors of and purchasers from the Borrower; the Seller owns and has good and marketable title to the Transferred Assets purchased by the Purchaser on the applicable Purchase Date, free and clear of any Lien (other than Permitted Liens); the Seller has received (or in the case of a Participation upon settlement of the assignment of the related Collateral Loan in accordance with the applicable Underlying Documents, shall have received) all consents and approvals required by the terms of any Collateral Loan to the sale and granting of a security interest in the Collateral Loans hereunder to the Purchaser and the Agent, as assignee on behalf of the Secured Parties; the Seller has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in Maryland; all original executed copies of each underlying promissory note constituting or evidencing any Transferred Asset have been or, subject to the delivery requirements contained in the Loan Agreement (and with respect to any Participation, the settlement of the assignment of the related Collateral Loan in accordance with the applicable Underlying Documents), will be delivered to the Custodian.

(h) Fair Consideration; No Avoidance for Collateral Loan Payments. With respect to each Transferred Collateral Loan sold hereunder, the Seller sold such Transferred Collateral Loan to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale is or may be voidable or subject to avoidance under Title 11 of the Bankruptcy Code and the rules and regulations thereunder. In addition, no such Conveyance shall have been made with the intent to hinder or delay payment to or defraud any creditor of the Seller.

(i) Eligibility of Transferred Collateral Loans. Each Transferred Collateral Loan that is Conveyed hereunder is, at the time of such Conveyance, an Eligible Portfolio Investment. As of each Purchase Date, the Schedule of Collateral Loans delivered on such Purchase Date provides an accurate and complete listing of all the Transferred Collateral Loans as of such Purchase Date and the information contained therein with respect to the identity of the Portfolio Company of such Transferred Collateral Loans and the amounts owing with respect thereto is true and correct in all material respects.

(j) Solvency. The Seller is not the subject of any Insolvency Proceeding. The transactions under this Agreement and any other Transaction Document to which the Seller is a party do not and will not render the Seller not Solvent.

(k) Information True and Correct. All information heretofore or hereafter furnished by or on behalf of the Seller in writing to any Lender or the Agent in connection with this Agreement or any transaction contemplated hereby is and will be true and correct in all material respects and does not and will not omit to state a fact necessary to make the statements contained therein not materially misleading.

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(l) Selection Procedures. In selecting the Collateral Loans hereunder, no selection procedures (taking into account the type of assets included in the Collateral Loans) were employed which are intended to be adverse to the interests of any Agent or Lender.

(m) Special Purpose Entity. The Purchaser is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof, and the Seller hereby acknowledges that the Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by the Loan Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including all steps that the Purchaser or the Agent may from time to time reasonably request, to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller, and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate.

Article V

COVENANTS OF THE SELLER AND PURCHASER

Section 5.1 Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof, and until all amounts owed by the Seller pursuant to this Agreement have been paid in full (other than as expressly stated to survive the termination of this Agreement), unless the Purchaser otherwise consents in writing:

(a) Compliance with Agreements, Applicable Laws, Etc. The Seller shall (i) duly observe and comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply in all material respects with the terms and conditions of each Transaction Document to which it is a party, its Organic Documents and each Related Security to which it is a party and (v) obtain, maintain and keep in full force and effect all approvals from all governmental authorities which are necessary or appropriate to properly carry out its business and the transactions contemplated to be performed by it under the Transaction Documents to which it is a party, its Organic Documents and the Related Documents to which it is a party.

(b) Cash Management Systems: Deposit of Collections. To the extent the Seller (in its capacity as such) receives any payments and collections with respect to the Transferred Assets to which it is not entitled hereunder, the Seller shall transfer, or cause to be transferred, all such amounts to the Dominion Account by the close of business on the first Business Day following the date such amounts are received and identified.

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(c) Books and Records. The Seller shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Seller in accordance with GAAP, maintain and implement administrative and operating procedures, and keep and maintain all documents, books, records and other information necessary or reasonably advisable and relating to the Transferred Assets prior to their Conveyance hereunder for the collection of all Transferred Assets. Promptly upon each applicable Conveyance to Purchaser of Transferred Assets hereunder, Seller shall mark its books and records to reflect that such Transferred Assets have been transferred to Purchaser.

(d) Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Purchaser; provided that for federal income tax reporting purposes, the Purchaser is treated as a “disregarded entity” and, therefore, the transfer of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized for such purposes.

(e) Taxes. The Seller will file on a timely basis all federal and other material tax returns (including foreign, state, local and otherwise) required to be filed and will pay all taxes due and payable by it or any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Seller).

(f) Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents or with respect to the Transferred Assets other than Permitted Liens. For the avoidance of doubt, this Section 5.1(f) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.

(g) Change of Name. Etc. The Seller shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Seller (or by the Agent on behalf of the Seller) in accordance with Section 2.1(e) seriously misleading or change its jurisdiction of organization, unless the Seller shall have given the Purchaser and the Agent at least ten (10) days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

(h) Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for tax or accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of (or a full Participation of) the Transferred Collateral Loans; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP and shall, in any such consolidated financial statement of the Seller, disclose appropriately in a footnote that such Transferred Collateral Loans are owned by the Purchaser.

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(i) Separate Identity. The Seller acknowledges that the Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by this Agreement and the Loan Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Accordingly, from and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller will take all other actions necessary on its part to ensure that the Purchaser is at all times in compliance with Section 8.1.26 of the Loan Agreement.

Section 5.2 Covenants of the Purchaser. The Purchaser hereby covenants and agrees with the Seller that, from the date hereof, and until all amounts owed by the Purchaser pursuant to this Agreement have been paid in full (other than as expressly stated to survive the termination of this Agreement), unless the Seller otherwise consents in writing:

(a) Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Purchaser will not account for or treat the transactions contemplated hereby in any manner other than as a purchase of the Transferred Assets by the Purchaser from the Seller; provided that for federal income tax reporting purposes, the Purchaser is treated as a “disregarded entity” and, therefore, the transfer of Transferred Assets by the Purchaser from the Seller hereunder will not be recognized for such purposes.

(b) Sale Characterization. The Purchaser shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for tax or accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of (or a full Participation of) the Transferred Collateral Loans; provided that the Purchaser and/or its properties and other assets may be consolidated for accounting purposes in accordance with GAAP and shall, in any such consolidated financial statement of the Seller, disclose appropriately in a footnote that such Transferred Collateral Loans are owned by the Purchaser.

Article VI

WARRANTY LOANS

Section 6.1 Warranty Collateral Loans. The Seller agrees that, with respect to any Transferred Collateral Loan, in the event of a breach of any representation or warranty applicable to a Transferred Asset set forth in Section 4.1(i) (each such Transferred Collateral Loan, a “Warranty Collateral Loan”), no later than five (5) Business Days after the earlier of (x) knowledge of such breach on the part of the Seller and (y) receipt by the Seller of written notice thereof given by the Purchaser, the Agent or any other Secured Party, the Seller shall either (a) pay to the Dominion Account in immediately available funds the Repurchase Amount with respect to the Warranty Collateral Loan(s) to which such breach relates or (b) substitute for such Warranty Collateral Loan(s) one or more Collateral Loan that is an Eligible Portfolio Investment with an aggregate Value at least equal to the Repurchase Amount of the Warranty Collateral Loan(s) being replaced; provided, that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Loan (and such Collateral Loan shall cease to be a Warranty Collateral Loan) if, on or before the expiration of such five (5) Business Day period, the representations and warranties in Article IV with respect to such Warranty Collateral Loan shall be made true and correct in all material respects with respect to such Warranty Collateral Loan as if such Warranty Collateral Loan had been Conveyed to the Purchaser on such day; provided further, that Seller’s obligations under this Section 6.1 shall arise only upon satisfaction of the applicable requirement(s) previously stated in this Section 6.1 and shall not occur merely in response to or as a result of any financial distress, subsequent bankruptcy, insolvency, non-payment or other breach of or by the underlying Portfolio Company under any Transferred Asset that occurs after the Purchase Date for such Transferred Portfolio Loan (which economic risk of the ownership of each Transferred Portfolio Loan is to be borne by the Purchaser, absent a breach by Seller as specified above in this Section 6.1).

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Article VII

CONDITIONS PRECEDENT

Section 7.1 Conditions Precedent. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on any Purchase Date shall be subject to the satisfaction of the following conditions:

(a) A copy of this Agreement duly executed by each of the parties hereto.

(b) All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects on such Purchase Date.

(c) All information concerning such Transferred Assets provided to the Purchaser and the Agent shall be true and correct in all material respects as of such Purchase Date.

(d) The Seller shall have performed in all material respects all other obligations required to be performed by the provisions of this Agreement and the other Transaction Documents to which it is a party.

(e) The Seller shall have either filed or caused to be filed the financing statement(s) required to be filed pursuant to Section 2.1(e).

(f) All corporate and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

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Article VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

Section 8.2 Governing Law: Submission to Jurisdiction.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT (EXCEPT, AS TO ANY OTHER TRANSACTION DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 8.3 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth below:

(a)	in the case of the Purchaser:

FRC Funding I, LLC
1350 Avenue of the Americas, 18th Floor

New York, New York 10019
Attention: Richard A. Petrocelli
Email: rich@flatrockglobal.com

(b)	in the case of the Seller:

Flat Rock Capital Corp.
1350 Avenue of the Americas, 18th Floor

New York, New York 10019
Attention: Richard A. Petrocelli
Email: rich@flatrockglobal.com

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(in each case, with a copy to the Agent at the address for notice provided under the Loan Agreement)

All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by two-day mail, two Business Days after having been deposited in the mail, postage prepaid, (d) if sent by overnight courier, one Business Day after having been given to such courier, and (e) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

Section 8.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 8.5 Further Assurances.

(a) The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Transaction Documents, including the execution of any financing statements or continuation statements or equivalent documents relating to the Transferred Assets for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

(b) The Purchaser and the Seller hereby severally authorize the Agent, upon receipt of written direction from the Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Assets.

(c) The Seller shall furnish to the Agent and the Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Transferred Assets as the Agent (acting solely at the Agent’s request) or the Agent may reasonably request, all in reasonable detail.

Section 8.6 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

Section 8.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

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Section 8.8 Binding Effect; Third-Party Beneficiaries. This Agreement and the other Transaction Documents will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Agent, for the benefit of the Secured Parties, is intended by the parties hereto to be a third-party beneficiary of this Agreement. The Seller acknowledges and agrees that the Purchaser’s rights under the Agreement will be assigned to the Agent, for the benefit of the Secured Parties.

Section 8.9 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents.

Section 8.10 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

FLAT ROCK CAPITAL CORP., as Seller

By:	/s/ Richard A. Petrocelli
Name:	Richard A. Petrocelli
Title:	Chief Operating Officer

FRC FUNDING I, LLC, as Purchaser

By:	Flat Rock Capital Corp., its sole member

By:	/s/ Richard A. Petrocelli
Name: Richard A. Petrocelli
Title: Chief Operating Officer

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Schedule A

SCHEDULE OF COLLATERAL LOANS

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Schedule B

FORM OF PURCHASE NOTICE

[DATE]

To:	Flat Rock Capital Corp.

1350 Avenue of the Americas, 18th Floor

New York, New York 10019

Attn: Richard A. Petrocelli

Email:rich@flatrockglobal.com

State Bank and Trust Company

3399 Peachtree Road, N.E., Suite 1900

Atlanta, GA 30326

Attn: FRC Loan Administration Officer

Telecopy: (404) 365-7112

Re:	Purchase Notice for Conveyance Date of ______________, 20__

Ladies and Gentlemen:

This Purchase Notice is delivered to you pursuant to Section 2.1(b) of the Sale, Contribution and Master Participation Agreement, dated as of October 12, 2018 (together with all amendments, if any, from time to time made thereto, the “Sale Agreement”), between FRC Funding I, LLC, as purchaser (the “Purchaser”), and Flat Rock Capital Corp., as seller (the “Seller”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Sale Agreement.

In accordance with Section 2.1(c) of the Sale Agreement, the Seller hereby offers to Convey to the Purchaser on the above-referenced Purchase Date pursuant to the terms and conditions of the Sale Agreement the Collateral Loans listed on Schedule I hereto, together with the Related Security and all proceeds of the foregoing.

Please wire the Purchase Price (or portion thereof) to be paid in cash to the Seller pursuant to the wiring instructions included at the end of this letter.

The Seller represents that the conditions described in Section 7.1 of the Sale Agreement have been satisfied with respect to such Conveyance.

The Seller agrees that if prior to the Purchase Date any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Purchaser. Except to the extent, if any, that prior to the Purchase Date the Purchaser shall receive written notice to the contrary from the Seller, each matter certified to herein shall be deemed once again to be certified as true and correct at the Purchase Date as if then made.

The Seller has caused this Purchase Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this ___ day of ________, 20__.

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Very truly yours,

FLAT ROCK CAPITAL CORP.

By:
Name:
Title:

AS ACKNOWLEDGED AND AGREED:

FRC FUNDING I, LLC

By:	Flat Rock Capital Corp., its sole member

By:
Name:
Title:

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Wire Instructions

Bank: ABA: [_____]

Account Name: [_____]

Account Number: [_____]

For further credit to account: [_____]

Schedule I to Purchase Notice

Schedule of Collateral Loans